EXHIBIT 23.1

              CONSENT OF ELLIS FOSTER CHARTERED ACCOUNTANTS

                         INDEPENDENT ACCOUNTANTS


We consent to the use of our reports dated February 11, 2003, December 16, 2002, August 7, 2002, February 6, 2002 and September 12, 2001 with respect to the financial statements of Hemptown Clothing Inc., in the Company's SB-2 dated May 9, 2003.






Vancouver, Canada                                 [signed] "Ellis Foster"
May 9, 2003                                         Chartered Accountants